                                                                    Exhibit 10.9

                           INTERNET SERVICES AGREEMENT


         This Internet Services Agreement (the "Agreement"), by and between EMC Corporation ("EMC"), a Massachusetts corporation with a principal place of business at 171 South Street, Hopkinton, MA 01748, and ZAP.COM Corporation, (the "Company") a Nevada corporation with a principal place of business at 100 Meridian Centre, Suite 350, Rochester, New York 14618 is made this 28th day of December, 1999 (the "Effective Date").

         WHEREAS, EMC HAS PRODUCTS AND SERVICES WHICH IT INTENDS TO EMPLOY TO SATISFY COMPANY'S REQUIREMENTS; AND

         WHEREAS, COMPANY DESIRES TO HAVE EMC PERFORM INTERNET SERVICES FOR COMPANY; AND

         WHEREAS, COMPANY OWNS AND OPERATES ONLINE INFORMATION SERVICES WHICH CONSIST OF CERTAIN HARDWARE, SOFTWARE AND APPLICATION SUBSYSTEMS THAT IT WISHES EMC TO INSTALL, OPERATE AND MAINTAIN FOR COMPANY AT EMC'S INTERNET SERVICES CENTER, AS FURTHER DEFINED IN THE STATEMENT(S) OF WORK,

         NOW, THEREFORE, IN CONSIDERATION OF THE ABOVE AND OTHER GOOD AND VALUABLE CONSIDERATION, THE PARTIES AGREE AS FOLLOWS:

         DEFINITIONS:

         "SERVICES" shall mean providing the computer hardware and all related interfaces, software, data storage and network interface connections and other such items necessary for the operation of the Company's internet Applications, the installation and the ongoing operation and maintenance of said Applications, all as more fully defined in each Statement of Work attached to and made a part of this Agreement, together with such consulting services as may be necessary to accomplish said installation, operation and maintenance.

         "APPLICATION" shall be defined in each Statement of Work.

         "CONTENT" shall mean all text, graphics, sound and video contained in the Application(s).

         1. GENERAL SCOPE OF AGREEMENT.

         Company is solely responsible for the Applications and the Content of the Applications and shall have sole discretion as to whether and when to issue a purchase order for Services in the form of a Statement of Work, once this Agreement is signed by both parties. In the event of any inconsistency between this Agreement and any such purchase order, the terms of this Agreement shall control and be determinative of the parties' rights. EMC is responsible for the equipment, facilities and services as defined herein and in each Statement of Work.

         2. SERVICES TO BE PERFORMED.

         EMC will perform the Services as detailed in each Statement of Work, according to the Functional Specifications in Section 2.1.

                  2.1 FUNCTIONAL SPECIFICATION

         EMC shall supply, maintain and operate the Services including its various parts in accordance with the functional specification (the "Functional Specification") set forth below:

         The hardware and software and other equipment items shall be specified in each Statement of Work attached to this Agreement.

         A protected and secure computer room environment with physical access restricted to authorized personnel, and network and remote access restricted by firewall and other electronic means to authorized users; sufficient fire repression equipment so as to protect the computer hardware and network hardware used by the Applications, and backup power supplies to provide uninterrupted supplies of electricity; automatic and regularly scheduled backup of all related data and the restoration of such backups on demand by Company; storage of such backups at a location different than that of the original data, together with such disaster recovery arrangements as are necessary to enable EMC to continue to provide the Services, without interruption, in the event of an unplanned interruption of or the inaccessibility of the Applications; twenty-four hour per day, seven days per week support of the computer room; and complete facilities management, including data backups, computer hardware maintenance, network hardware maintenance, installation of software updates and fixes as supplied by the manufacturers of the computer and network hardware and software in place, and any such other tasks as required to provide the Services in accordance with the requirements and obligations identified in each Statement of Work, routine maintenance to be performed between the hours of 2:00 AM and 4:00 AM on Sunday mornings, to minimize server downtime during peak usage periods. During the term of this Agreement, the allocation of hardware, software and other equipment and Services supplied by EMC may be re-allocated to other projects by Company and EMC upon submission of a revised Statement of Work, subject to both parties written acceptance which will not be unreasonably withheld or delayed.

                  2.2 STATEMENT OF WORK

         The parties will use documents ("Statements of Work") that define each assignment, task or project to be performed by EMC for Company. The Statements of Work will be as complete in details as is required to meet the function of the work. As a minimum, each Statement of Work must contain the following items: a detailed description of the project objective; specifications including but not limited to the following: megabytes of disk space on EMC's server(s) for storage of the Applications and any data files associated with the Applications, megabytes of bandwidth available to the Applications, maximum response time, number of e-mail accounts, number of redundant T3 connections to the Internet on diverse backbones; maximum downtime; accessibility of log information to the Company; use of a secure commerce server, etc; coordinators for both EMC and Company that will be responsible for the efforts; schedule for performance; reports and/or meetings required, and a list of equipment and services with prices.

         As each Statement of Work is prepared and signed by both parties, that Statement of Work will be incorporated by reference into this Agreement.

                  2.3 ACCEPTANCE BY COMPANY.

         Upon notice to the Company that the Applications have been installed and are operating in accordance with the Statement of Work, the Company shall review the operation of the Applications.*

                  2.4 REPRESENTATIONS AND WARRANTIES.

         EMC represents and warrants that it shall perform the Services in accordance with this Agreement and in a professional and workmanlike manner, and agrees that in the event EMC is unable for any reason to perform the Services in accordance with the Statement of Work, the Company may terminate this Agreement, in accordance with Section 6.3 of the Agreement.

         3. OTHER DUTIES OF EMC

                  3.1 APPOINTMENT OF CONTACT PERSONNEL

         EMC shall appoint a single, primary contact person who shall be Company's main representative at EMC and whose primary responsibility will be to assure that the obligations and responsibilities herein are performed in accordance with the specifications and requirements herein stated.

         From time to time it may be necessary to designate a new primary contact person. EMC will notify Company promptly in writing of the new primary contact person. Upon reasonable request from Company, EMC will change the primary contact person. The new primary contact must be fully brought up to speed on work completed to date for the Company by the previous contact at EMC. The new contact should be familiar with all

* Certain Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission running applications and server configurations before being installed as the new primary contact.

                  3.2 PROPRIETARY RIGHTS

         EMC is the sole owner of all right, title and interest in the computer hardware, software and network connections (the "technology") used to provide the Services, including any patent, copyright or trade secret rights (the "EMC rights"), provided EMC does not use the Confidential Information of the Company.

         4. DUTIES OF COMPANY

                  4.1 SUPPLY OF OPERATIONAL DATA

         Company shall supply to EMC all necessary operational data required to operate the unique software or Applications provided to EMC by Company, and all such other data that EMC reasonably requires in order to perform the Services; provided that all such operational data shall be protected as Confidential Information under the non-disclosure agreement between the parties dated October 25, 1999.

                  4.2 SUPPLY OF SERVER AND DATABASE SOFTWARE AND LICENSES

         Company shall supply EMC with such product information from the Applications, Hardware, Software and associated licenses or maintenance agreements as EMC needs to perform its obligations under this Agreement.

                  4.3 APPOINTMENT OF CONTACT PERSONNEL

         Company shall appoint a single, primary contact person who shall be EMC's main representative at Company and whose primary responsibility will be to assure that the obligations and responsibilities herein are performed in accordance with the specifications and requirements herein stated.

         From time to time it may be necessary to designate a new primary contact person. Company will notify EMC promptly in writing of the new primary contact person.

                  4.4 PROPRIETARY RIGHTS

         Company represents that the Application(s) contain technology and Content gathered, selected, coordinated and arranged by Company at considerable expense by the application of methods, editorial standards and judgment that are proprietary to Company and that the technology, Content and Applications are valuable assets of Company, and that title and ownership of the technology, Content and Application(s) remains exclusively with the Company and its licensors.

         EMC acknowledges that it is not acquiring any interest of any kind in the technology, Content or Application(s) of Company.

         5. PAYMENT

         Payment terms will be established by the parties and included in each Statement of Work. Unless specified otherwise in an agreed Statement of Work, Company shall pay all invoices within 10 days following the receipt of the invoice by Company, or upon such other terms as the parties may agree.

         6. TERM AND TERMINATION

                  6.1 TERM OF THE AGREEMENT
         This Agreement is effective as of the Effective Date and shall remain in effect for ___*____ or until terminated in accordance with the terms contained in the following sections and elsewhere in the Agreement.

                  6.2 RENEWAL OF THE AGREEMENT
         *Either party may elect not to renew by giving written notice to the other party in accordance with the notice provisions contained in Section 9 of this Agreement, not less than ninety (90) days prior to the end of the then current term.

                  6.3 TERMINATION OF THE AGREEMENT
         *In the event operation of the Applications is interrupted for a period longer than twenty-four hours during which EMC fails to make its best efforts to remedy the problem, Company shall have the right to terminate this Agreement immediately, upon notice and without further obligation to EMC.

                  6.4 UPTIME
         EMC guarantees __*__% system availability for the site on a rolling three-month basis measured monthly for the preceding three-month period. Site outages ("downtime") which will be counted against this _*__% metric will be any unscheduled downtime caused by any EMC personnel or equipment and related software within EMC's firewall which is used for operation of the site. Any downtime related to customer or third party software, content, applications or personnel will not be counted as downtime for the purpose of measuring overall system availability.

         7. LIMITATION OF LIABILITY
         *Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.

                  7.1 EMC SHALL, EXCEPT AS PROVIDED IN SECTION 7.4 OF THIS AGREEMENT, HOLD HARMLESS AND INDEMNIFY COMPANY FROM ANY LOSS OR DAMAGES (INCLUDING REASONABLE ATTORNEYS FEES) INCURRED BY COMPANY BECAUSE OF ANY CLAIMS, SUITS OR DEMANDS OF THIRD PARTIES ARISING OUT OF OR RESULTING FROM ANY TECHNOLOGY OR CONTENT PROVIDED BY EMC TO COMPANY.

                  7.2 EMC SHALL NOT BE LIABLE FOR ANY CONTENT PROCESSED OR STORED ON THE SYSTEM EVEN IF SUCH CONTENT WAS KNOWN BY EMC. COMPANY SHALL HOLD HARMLESS AND INDEMNIFY EMC FROM ANY LOSS OR DAMAGES (INCLUDING REASONABLE ATTORNEYS FEES) INCURRED BY EMC BECAUSE OF ANY CLAIMS, SUITS OR DEMANDS OF THIRD PARTIES ARISING OUT OF OR RESULTING FROM ANY CONTENT PROVIDED BY COMPANY TO EMC FOR PLACEMENT ON THE APPLICATION.

                  7.3 EXCEPT FOR CLAIMS BY THIRD PARTIES THAT THE INSTALLATION AND/OR OPERATION OF THE APPLICATIONS BY EMC AND/OR COMPANY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF SAID THIRD PARTIES, EMC'S ENTIRE LIABILITY FOR ANY CLAIM, LOSS, DAMAGE OR EXPENSE FROM ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, SHALL BE LIMITED TO THE GREATER OF THE AMOUNTS PAID BY THE COMPANY TO EMC DURING THE PREVIOUS 12 MONTH PERIOD OR $100,000.

                  7.4 NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, OR ANY OTHER INDIRECT LOSS OR DAMAGE, INCLUDING LOST PROFITS OR LOST DATA, ARISING OUT OF THIS AGREEMENT OR ANY OBLIGATION RESULTING THEREFROM, OR THE USE OR PERFORMANCE OF ANY SERVICE, WHETHER IN AN ACTION FOR OR ARISING OUT OF ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE.

         8. CONFIDENTIALITY

                  The disclosure of Confidential Information shall be governed by the Agreement entered into by the parties on October 25, 1999, of which a copy is attached to an made a part of this Agreement.

         9. GENERAL
                  9.1 This Agreement* and any Statement(s) of Work attached to this Agreement, is the complete and exclusive agreement of the parties and supersedes all prior written agreements with respect to the subject matter, including without limitation the

*Certain Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

Letter of Intent executed by the parties as of October 18, 1999. Neither this Agreement nor any Statement of Work may be altered or amended except in writing and executed by their authorized representatives.

                  9.2 Neither party will be liable to the other for any failure or delay in performing the services or obligations set forth in this Agreement, due in whole or in party to the extent that such failure or delay is caused by events beyond the reasonable control of the non-performing party, including without limitation acts of God, natural or human-caused disasters such as flood or fire, civil disturbances or strikes by employees other than employees of the non-performing party.

                  9.3 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, excluding its choice of law provisions.

                  9.4 Sections 3.2, 4.4, 5, 7, 8 and 9 shall survive termination of this Agreement.

                  9.5 All notices under this Agreement shall be in writing and shall be given in person or by certified or registered mail or overnight courier to the attention of the respective General Corporate Counsel at the addresses set forth above.

                  9.6 All headings in this Agreement are inserted for convenience only and are not intended to effect the meaning or interpretation of this Agreement or any clause.

                  9.7 No omission or delay on the part of either party in requiring the fulfillment by the other party of its obligations hereunder shall constitute a waiver of its rights to require the fulfillment of any other obligation hereunder, or a waiver of any remedy it might have hereunder.

                  9.8 EMC shall not be in breach of this Agreement due to any failure to meet any Target Completion Date (as defined in the (Statement of Work) due to any cause under the reasonable control of Company or as stated in section 9.2

         Signed by authorized representatives of both parties.

COMPANY: ZAP.COM                          EMC CORPORATION

By:    /s/ Gaetano Guglielmino            By:      /s/ Charles J. Cavallaro
       _______________________                     ________________________

Name:  Gaetano Guglielmino                Name:    Charles J. Cavallaro

Title: Director, Marketing and Sales      Title:   Sr. V.P. Operations,

                           STATEMENT OF WORK NUMBER 01

This document is the Statement of Work referenced in the Internet Services Agreement (the "Agreement") by and between EMC Corporation ("EMC") and Zap.Com (the "Company") made on the 28h day of December, 1999 (the "Effective Date").

EXECUTIVE SUMMARY

Zap (Zap.com) has expressed a desire for an outsourced environment for its web site. Zap.com requires that the site always be available and responsive, and for system administrators to be available 24x7 to service the site. Zap.com has partnered with Auergen for development and implementation of its site.

EMC proposes to provide a custom, dedicated Internet hosting environment to meet Zap.com's requirements. The site will be hosted in EMC's Hopkinton, MA facility. EMC will provide 24x7 year-round system monitoring and system administration of the site. EMC will also provide sufficient bandwidth and storage to meet Zap.com's present and projected needs.

The hosted solution for Zap.com will include

* All disk storage will be provided on EMC's Symmetrix storage systems. The Fast Wide Differential SCSI connections to the Symmetrix storage system will provide fast and reliable access to all data. This solution leverages the state-of-the-art network infrastructure and automated backup infrastructure provided by EMC Internet Services.


EXPLANATION OF PROJECT

Company has requested EMC to provision and operate equipment, software and services to host Zap.com. Zap.com's initial site deployment will consist of __________ owned by Zap.com.*

LOAD BALANCING

The load-balanced solution will consist of two systems connecting to the front-end web servers as described above. Load balancing will be setup and in place for the initial phase of this project. The load balancing solution is subject to final technical review after receipt of technical application information from Zap.com. The redundant load balancing solution is included in this proposal.

ON-LINE BACKUP AND RECOVERY

EMCs' TimeFinder solution is available for 24 hour database availability, on-line backup and disaster recovery solution, and has been included in this proposal. TimeFinder makes a real-time copy of the database on the Symmetrix and calls it a Business Continuance Volume (BCV). These volumes are continuously updated on-line. When it's time to do backup, the BCV is disconnected from the production database and backed up using one of our standard backup software tools. The volume will be resynchronized with the database after the backup is done with minimal impact to the server. All this is accomplished without any downtime. Additional solutions are available for off-site disaster recovery needs. Additional information and diagrams can be found in the TimeFinder section of this document.

SOFTWARE

Software licensing and maintenance for Solaris and Oracle Application Server have been included in this proposal. Oracle Database Pricing has been included for both purchase and lease options - See Pricing charts for details.

*Certain Confidential information on this page has been omitted and filed seperately with the Securities and Exchange Commission.

RAPID DEPLOYMENT & CAPACITY PLANNING

From the time an order is received, EMC will procure and provision all the specified hardware, install and test the application software, and will turn the site over to Zap.com for content load. Implementation will be scheduled based on data center availability. On an ongoing basis, EMC will provide proactive system monitoring and administration of the site, including maintenance of the database and operating system software. As the anticipated growth in demand of the Zap.com site materializes, EMC will notify Zap.com of potential issues and recommend changes in hardware, software or procedures to accommodate demand. EMC will also assure that sufficient bandwidth and storage is available to meet present and projected needs.

The specific details of the site design are discussed in the "EMC Solution" section of the proposal. An overview of the standard services is as follows:

- a dedicated project manager responsible for all issues impacting the site
- a primary technical lead with additional technical expertise available as needed.
-        24x7 automatic monitoring
-        capacity planning services
-        24x7 Customer Support Hotline.
- 24x7 System Administration and technical support including application-specific support.
-        a highly secure and safe environment for the facility and the network
-        redundant power and air conditioning
-        premium grade service relationships with equipment suppliers
- redundant T3 (45 Mb/s) connections from multiple Internet access providers
- redundant and highly available data storage on EMC Symmetrix storage systems.
-        automated data backup mechanism
-        standard client access and site reporting

For purposes of this Statement of Work and the Internet Services Agreement of which it is a part, "Application" shall mean the company's internet web site and banner.

1.0      PROJECT COORDINATORS

EMC and Company will each designate a single point of contact, pursuant to sections 3.1 and 4.3 of the Agreement.

2.0      SCHEDULE FOR PERFORMANCE

EMC will procure and provision the server hardware, install the operating system and application software provided by Company, and will turn the site over to Company for content load based on the agreed upon schedule.

3.0      REPORTS AND/OR MEETINGS REQUIRED

Weekly status meetings are required. The meetings will occur between EMC's project manager and Zap's technical team project manager (Auragen
Communications).

4.0      LIST OF EQUIPMENT AND SERVICES

EMC will provide:*

*Certain Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

5.0      PAYMENT SCHEDULE

Company agrees to the following payment schedule. Invoice will be issued and payable upon request.

DESCRIPTION                         PRICE
-----------                         -----
*


First payment shall be due the last day of the calendar month in which the Definitive Agreement is executed with each subsequent monthly payment due on the 30th day of each month thereafter.

7.0      DELIVERY DATE

Friday, January 7, 2000.



COMPANY                                     EMC CORPORATION
By: ______________________________          By: _______________________________
Name:                                       Name: _____________________________
Title:                                      Title: ____________________________


* Certain Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

                           STATEMENT OF WORK NUMBER 02

This document is included by reference into the Internet Services Agreement (the "Agreement") by and between EMC Corporation ("EMC") and Zap.Com (the "Company") made on the 28th day of December, 1999 (the "Effective Date").

All terms and conditions of the Agreement remain in full effect, except as modified herein.

1.0      EXPLANATION OF PROJECT

Company has requested EMC to provision the Allaire, JRun, software for its two web servers. EMC will own and operate software.

2.0      PROJECT COORDINATORS

EMC and Company will each designate a single point of contact, pursuant to sections 3.1 and 4.3 of the Agreement.

3.0      SCHEDULE FOR PERFORMANCE

EMC will procure and provision the software provided by EMC, and will turn the site over to Company for content load based on the agreed upon schedule.

4.0      REPORTS AND/OR MEETINGS REQUIRED

No special reports or meetings are required. Meetings will be scheduled at the discretion of Company and EMC.

5.0      LIST OF EQUIPMENT AND SERVICES

EMC will provide:  *



6.0      PAYMENT SCHEDULE

Company agrees to the following payment schedule. Invoice will be issued and payable upon request.

DESCRIPTION                         PRICE
-----------                         -----
          *


First payment shall be due the last day of the calendar month in which the Definitive Agreement is executed with each subsequent monthly payment due on the 30th day of each month thereafter.

COMPANY                                     EMC CORPORATION
By: ______________________________          By: _______________________________

Name:                                       Name: _____________________________

Title:                                      Title: ____________________________


* Certain Confidential information on this page has been omitted and filed separately with Securities and Exchange Commission.

                           STATEMENT OF WORK NUMBER 03


This document is included by reference into the Internet Services Agreement (the "Agreement") by and between EMC Corporation ("EMC") and Zap.Com (the "Company") made on the 28th day of December, 1999 (the "Effective Date").

All terms and conditions of the Agreement remain in full effect, except as modified herein.

1.0      EXPLANATION OF PROJECT

Company has requested EMC provide and operate DoubleClick software and services to host Zap.Com Ad Serving Application. The Hardware has already been deployed in SOW #01, so this would be an addition for Software Licensing and Services to support the Ad Serving Application.

EMC will purchase the appropriate licensing and support for the DoubleClick product set on behalf of Company pursuant to a DoubleClick Ad Server Network License Agreement and Software Maintenance and Support Agreement in the form annexed hereto as Exhibit A and Exhibit B, respectively, and assign all of its right, title and interest therein to the Company and the Company will assume all obligations thereunder except for the payment of any fees thereunder, all of which shall be effected pursuant to an Assignment and Assumption Agreement in the form of Exhibit C annexed hereto. The Assignment and Assumption Agreement shall control over any conflicts between it and the Agreement.

EMC will purchase the appropriate licensing and support for the DoubleClick product set on behalf of the Company.

2.0      PROJECT COORDINATORS

EMC and Company will each designate a single point of contact, pursuant to Sections 3.1 and 4.3 of the Agreement.

3.0      SCHEDULE FOR PERFORMANCE

EMC will procure and provision the software, and will turn the site over to the Company for content load based on the agreed upon schedule.

4.0      REPORTS AND/OR MEETINGS REQUIRED

No special reports or meetings are required. Meetings will be schedule at the discretion of the Company and EMC.

5.0      LIST OF EQUIPMENT AND SERVICES

EMC will provide:


6.0      PAYMENT SCHEDULE

Company agrees to the following payment schedule. Invoice will be issued and payable upon request.



COMPANY                                     EMC CORPORATION

By: ______________________________          By:________________________________
Name:                                       Name:
Title:                                      Title:

                           STATEMENT OF WORK NUMBER 04

This document is the Statement of Work referenced in the Internet Services Agreement (the "Agreement") by and between EMC Corporation ("EMC") and Zap.Com (the "Company") made on the 28th day of December, 1999 (the "Effective Date").

EXECUTIVE SUMMARY

- The Company has expressed a desire for EMC to purchase a license for _________ and services to install and setup the partitioning as needed.


EMC will own and operate the software, and will be fully and exclusively responsible for its maintenance and repair. Company will provide any application-specific software and data.


1.0      PROJECT COORDINATORS

EMC and Company will each designate a single point of contact, pursuant to sections 3.1 and 4.3 of the Agreement.

2.0      SCHEDULE FOR PERFORMANCE

EMC will procure and provision the server hardware, install the operating system and application software provided by Company, and will turn the site over to Company for content load based on the agreed upon schedule.

3.0      REPORTS AND/OR MEETINGS REQUIRED

 Weekly status meetings are required. The meetings will occur between EMC's project manager and Zap's technical team project manager (Auragen
Communications).

4.0      LIST OF EQUIPMENT AND SERVICES

EMC will provide:*

*Certain Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

5.0      PAYMENT SCHEDULE

Company agrees to the following payment schedule. Invoice will be issued and payable upon request.

DESCRIPTION                         PRICE
-----------                         -----
*



First payment shall be due the last day of the calendar month in which the Definitive Agreement is executed with each subsequent monthly payment due on the 30th day of each month thereafter.

7.0      DELIVERY DATE

January 6, 2000




COMPANY                                     EMC CORPORATION
By: ______________________________          By: __________________________

Name:                                       Name: ________________________

Title:                                      Title: _________________________

* Certain Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

                 DOUBLECLICK ADSERVER NETWORK LICENSE AGREEMENT

         This ADSERVER NETWORK LICENSE AGREEMENT is made and entered into as of this 23rd day of December, 1999 ("Effective Date") by and between DOUBLECLICK, INC., a Delaware corporation, having its principal place of business at 41 Madison Avenue, 32nd Fl, New York, New York 10010 (before 11/15/99) and 450 W. 33rd St., Floors 12 & 16, New York, New York 10001 (after 11/15/99) ("DoubleClick") and the entity at the location listed on Exhibit A hereto ("Licensee").

                                R E C I T A L S :

A. DoubleClick is the owner of proprietary Internet web site advertising sales and management software products, including AdServer.

B. Zap.Com would like, through the ZapBox, to offer advertising and e-commerce services to its customers and clients, and desires to license AdServer technology to assist it in doing so as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1.       DEFINITIONS.

         The following terms shall have the following meanings:

1.1 "Software" means the proprietary Internet web site advertising sales and management software program developed by DoubleClick known as AdServer Network which is comprised of the Program Components, in object code form only, and any updates and upgrades as may be issued to Licensee by DoubleClick after the Effective Date.

1.2 "Program Component(s)" means the AdManager component, the AdServer NetWork component, the AdClient NetWork component, the AdConsole component and the AdInsight Server, all as further described on Exhibit A attached hereto.

1.3 "Zap.Com Services" shall mean an Internet web site advertising management and e-commerce business provided by Zap.Com to third party customers.

1.4 "Zap.Com Servers" shall mean the computer hardware servers owned or controlled by Zap.Com which host Zap.Com's Web site and other Internet properties and are used by Zap.Com in connection with providing Zap.Com Service or any servers of anyone who has agreed to provide such hosting services to Zap.Com.

1.5 "Programming" means the standard HTML content and functionality which Zap.Com selects to provide or otherwise deploy on the ZapBox or Zap.Com's other Internet properties on the World Wide Web.

1.6 "ZapNetwork Site(s)" means Web sites that belong to the ZapNetwork.

1.7 "Zap.Com Site(s)" means Zap.Com's site or sites on the World Wide Web.

2.       GRANT OF RIGHTS

2.1 Grant of License. Subject to the terms and conditions of this Agreement, DoubleClick hereby grants to Licensee a perpetual, worldwide, nonexclusive, license, to install and use the number of copies of each Program Component of the Software as indicated on Exhibit A to manage the Programming on Zap.Com's Sites and the ZapNetwork Site(s), on third party Websites and throughout the Internet, including, but not limited to, manage Programming remotely from Zap.Com's Servers for the ZapBox or other Zap.Com Internet properties on ZapNetwork Sites. No license is granted to Licensee to distribute the Software to its customers. Licensee may permit limited access to the Software on Zap.Com's Servers and use of such Software by (a) customers of Zap.Com only so long as such customers remain customers of Zap.Com and (b) any of the ZapNetwork Sites, provided that such customers and owners of the ZapNetwork Sites have acknowledged in writing that the Software is licensed and their rights are limited to use on Zap.Com's

Servers and have agreed in writing not to download, copy, distribute or attempt to make any other unauthorized use of the Software. Licensee may make backup copies of the Software for archival or disaster recovery purposes.

2.2 Restrictions. The license granted herein is granted solely to the person or entity set forth on Exhibit A and the Licensee's parent and subsidiaries and to no one else. All rights not expressly granted hereunder are reserved to DoubleClick. Licensee may not copy, distribute, reproduce, use or allow access to the Software except as explicitly permitted under this Agreement, and Licensee will not modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from the Software or any internal data files generated by the Software except to the extent allowed by applicable law or as permitted in a separate written agreement with DoubleClick; provided, however that nothing in this
Section 2.2 shall restrict in any way Licensee's right to use the AdServer Software application programming interface to connect the Software to other software and/or hardware products, including any software or hardware not provided by DoubleClick. Licensee shall not remove, obscure, or alter DoubleClick's copyright notice, trademarks, or other proprietary rights notices affixed to or contained within the Software; provided, however, such notices, trademarks, or other proprietary rights notices shall be hidden from viewers of pages on ZapNewwork Sites or which are delivered by Licensee.

2.3 Ownership. DoubleClick owns and shall retain all right, title, and interest in and to the Software, including all copyrights, patents, trade secret rights, trademarks and other intellectual property rights therein. Licensee will, within fifteen (15) days after DoubleClick's written notice (which notice may delivered by DoubleClick only once in each consecutive twelve (12) month period), at the Licensee's option, either permit DoubleClick to inspect Zap.Com's facilities to confirm that the Licensee is materially complying with the terms of this Agreement or have Licensee provide a written certification that Licensee is materially complying with the material terms of this Agreement that apply to it which shall be signed by an officer of Licensee. Zap.Com's failure to permit such access or Licensee's failure to provide such officer's certification shall be deemed a material breach of this Agreement if DoubleClick provides an additional written notice to Licensee stating that a material breach under this Agreement will be deemed to occur if compliance does not occur within fifteen
(15) days of delivery of such second notice.

3.       DELIVERY OF THE SOFTWARE

3.1 Delivery. Within five (5) business days following the Effective Date, DoubleClick shall deliver the Software electronically (or by other means mutually agreed upon by the parties) to Licensee at the location(s) set forth on Exhibit A.

3.2 Installation and Training. At Licensee's request, following delivery of the Software, DoubleClick will provide reasonable assistance, at no additional charge, to Licensee by telephone and e-mail to the extent necessary for Licensee to install the Software. Additionally, Doubleclick shall provide, at no additional charge, on-site installation assistance and training ("SureStart") as listed on Exhibit A. The SureStart process is designed to install the Software. For purposes of this Agreement, "Installation Date" shall mean the first date on which all Program Components discussed in Section 1.2 of this Agreement and defined on Exhibit A of this Agreement are functioning and that the Software can deliver advertisements to the World Wide Web. The parties shall work together in good faith towards an Installation Date of no later than April 01, 2000.

4.       FEES

4.1 License Fee. In consideration for the rights granted hereunder, Licensee shall pay DoubleClick license fees in the amounts and on the payment terms set forth on Exhibit A.

4.2 Taxes. Licensee shall be responsible for all sales taxes, use taxes and any other similar taxes imposed by any federal, state or local governmental entity on the transactions contemplated by this Agreement, excluding U.S. taxes based upon DoubleClick's income. When DoubleClick has the legal obligation to pay or collect such taxes, the appropriate amount shall be invoiced to and paid by Licensee unless Licensee provides DoubleClick with a valid tax exemption certificate authorized by the appropriate taxing authority.

4.3 U.S. Dollars. All fees quoted and payments made hereunder shall be in U.S. Dollars.

5.       DOUBLECLICK SUPPORT

At Licensee's request, DoubleClick will offer to Licensee maintenance and technical support with respect to the Software under its then current standard Software Maintenance Subscription and Support Agreement, a copy of which is attached as Exhibit B. The Software and Maintenance Subscription and Support Agreement shall be fully assignable by Licensee to Zap.Com at any time without any notice to, or required consent by DoubleClick.

6.       WARRANTY AND DISCLAIMER

6.1 Functional Warranty. DoubleClick warrants that for a period of ninety (90) days following the Installation Date: (i) the Software shall operate substantially in accordance with the then current documentation for such Software, (ii) the Software shall schedule Programming through the AdManager, deliver ads to ZapNetwork Sites, and have the ability to count and report impressions, clickthroughs, and yield and the media on which the Software is furnished shall be free from defects in materials and faulty workmanship under normal use. Except as expressly provided herein, DoubleClick does not warrant that the Software will meet all of Licensee's requirements or that the use of the Software will be uninterrupted or error-free. DoubleClick's sole obligation under this warranty is to use commercially reasonable efforts to promptly correct any non-conforming Software to conform with this warranty and if the Software cannot be corrected to return to Licensee the license fees paid hereunder. EXCEPT AS EXPRESSLY PROVIDED HEREIN, DOUBLECLICK LICENSES THE SOFTWARE TO LICENSEE ON AN "AS IS" BASIS. DOUBLECLICK MAKES NO OTHER WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.2 Additional Warranties. DoubleClick warrants that it has the right to grant the rights granted under this Agreement.

6.3 Year 2000 Warranty. DoubleClick further warrants that the Software shall correctly process, provide and/or receive date data within and between the 20th and 21st centuries, provided that all products used with the Software properly exchange date data with the Software. In the event DoubleClick becomes aware that the Software will not or does not process dates containing any date subsequent to the year 1999 correctly, DoubleClick shall immediately notify Licensee of that fact.

7.       INDEMNIFICATION

7.1 By DoubleClick. DoubleClick shall indemnify, and hold harmless Licensee from any and all damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Licensee as a result of any claim that the Software, when used within the scope of this Agreement, infringes any copyright, trademark, patent, trade secret or other intellectual property right of any third party. Licensee shall promptly notify DoubleClick in writing of any such claim and promptly tenders the control of the defense and settlement of any such claim to DoubleClick at DoubleClick's expense and with DoubleClick's choice of counsel to Licensee, provided that Licensee's failure to do any of the foregoing shall not relieve DoubleClick of its obligations hereunder except to the extent that it is actually prejudiced thereby and provided further that DoubleClick shall not settle any such claim in a manner that would require Licensee to act other than is expressly set forth in this Agreement without prior written consent of Licensee. Licensee shall cooperate with DoubleClick, at DoubleClick's expense, in defending such claim. Licensee may join in defense with counsel of its choice at its own expense. If the Software is, or in the opinion of DoubleClick may become, the subject of any claim for infringement or if it is adjudicatively determined that the Software infringes then DoubleClick may, at its option and sole expense, either (i) procure for Licensee the right from such third party to use the Software or (ii) replace or modify the Software with other suitable and reasonably equivalent products which complies with the representations and warranties herein so that the Software becomes non-infringing so long as Licensee does not experience an interruption in service due to any infringement or (iii) if (i) and (ii) are not practicable, terminate this Agreement on sixty (60) days advance written notice. If DoubleClick terminates under subsection (iii) within five (5) years after the execution of this Agreement, DoubleClick will refund a pro-rata portion of the license fees based on a five year life of the Software (the refundable amount being determined by the total license fees reduced each month by 1/60th of the total). If DoubleClick terminates under subsection (iii) at any time after the Effective Date, DoubleClick will refund any prepaid subscription and support fees applicable to the remaining period for which the services will be terminated.

7.2 Exclusions. DoubleClick shall have no liability for any infringement to the extent that it arises from (i) the use of other than the then-current, commercially available version of the Software following the third month after the release by DoubleClick of such version; (ii) the use of the Software other than for serving advertisements on the World Wide Web or as otherwise set forth in its accompanying documentation; or (iii) the modification of the Software unless such modification was made or authorized by DoubleClick, when such infringement would not have occurred but for such modification or (iv) the combination or use of the Software with other software, hardware or other products not approved by DoubleClick in advance if such infringement would have been avoided by the use of the Software not in such combination. THIS SECTION 7 STATES DOUBLECLICK'S ENTIRE OBLIGATION WITH RESPECT TO ANY CLAIM REGARDING THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

8.       LIMITATION OF LIABILITY

EXCEPT IN REGARDS TO DOUBLECLICK'S OBLIGATIONS UNDER SECTION 7 HEREIN, IN NO EVENT WILL DOUBLECLICK'S LIABILITY ARISING OUT OF THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE SOFTWARE EXCEED THE SUM OF THE LICENSE FEES ACTUALLY PAID BY LICENSEE HEREUNDER. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO ANY BREACH BY LICENSEE OF THE LICENSE RESTRICTIONS IN SECTION 2 OR ITS CONFIDENTIALITY OBLIGATIONS IN SECTION 9. THE PARTIES AGREE THAT THIS
SECTION 8 REPRESENTS A REASONABLE ALLOCATION OF RISK.

9.       CONFIDENTIALITY

9.1 Definition. The term "Confidential Information" shall mean any information disclosed by one party to the other party in connection with this Agreement which is disclosed in writing, orally or by inspection and is identified as "Confidential" or "Proprietary" or which a party has reason to believe is treated as confidential by the other party. Any information, in whatever form, disclosed by DoubleClick that relates to the Software and that is not publicly known is "Confidential Information." Any information, in whatever form, disclosed by Licensee that relates to the ZapBox or the ZapNetwork and that is not publicly known is also "Confidential Information."

9.2 Obligation. Each party shall treat as confidential all Confidential Information received from the other party, shall not use such Confidential Information except as expressly permitted under this Agreement, and shall not disclose such Confidential Information to any third party without the other party's prior written consent. Each party shall take reasonable measure to prevent the disclosure and unauthorized use of Confidential Information of the other party.

9.3 Exceptions. Notwithstanding the above, the restrictions of this Section shall not apply to information that:

         (a) was independently developed by the receiving party without any use of the Confidential Information of the other party and by employees or other agents of (or independent contractors hired by) the receiving party who have not been exposed to the Confidential Information;

         (b) becomes known to the receiving party, without restriction, from a third party without breach of this Agreement and who had a right to disclose it;

         (c) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the receiving party;

         (d) was rightfully known to the receiving party, without restriction, at the time of disclosure; or

         (e) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice thereof to the other party and shall use its reasonable best efforts to obtain a protective order or otherwise prevent public disclosure of such information.

10.      TERM AND TERMINATION

10.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue in force until terminated as follows:

10.2 If Licensee fails to make any payment due within thirty (30) days after receiving written notice from DoubleClick that such payment is delinquent, DoubleClick may terminate this Agreement on written notice to Licensee at any time following the end of such thirty (30) day period.

10.3 If Licensee materially breaches Section 2.2 or Section 9 of this Agreement and fails to cure that breach within thirty (30) days after receiving written notice of the breach, Doublelclick may terminate this Agreement on written notice at any time following the end of such thirty (30) day period.

10.4 If DoublelClick materially breaches any term or condition of this Agreement and fails to cure that breach within thirty (30) days after receiving written notice of the breach, the Licensee party may terminate this Agreement on written notice at any time following the end of such thirty (30) day period.

10.5 Survival. The following sections shall survive the termination, for any reason, of this Agreement: 4, 6, 7, 8, 9, 10, and 12. Any breach of this Agreement shall survive the termination of this Agreement.

10.6 Remedies. Licensee acknowledges that its breach of Section 2.2 or 9 would cause irreparable harm to DoubleClick, the extent of which would be difficult to ascertain. Accordingly, Licensee agrees that, in addition to any other remedies to which DoubleClick may be legally entitled, DoubleClick shall have the right to obtain immediate injunctive relief in the event of a breach of such sections by Licensee or any of its officers, employees, consultants or other agents.

11.      EXPORT REGULATIONS

Without affecting the scope of the license granted herein, in the event Licensee is permitted to transfer the Software to any location outside the United States under this Agreement, Licensee hereby agrees it will comply with all applicable United States export laws and regulations.

12.      MISCELLANEOUS

12.1 Assignment. Licensee may assign any or all of its rights or delegate any of its obligations under this Agreement, whether by operation of law or otherwise, without the prior express written consent of DoubleClick, to Zap.Com and, upon such assignment, Zap.Com shall be entitled to all of the rights of the Licensee hereunder. After such assignment, Zap.Com may assign any or all of its rights or delegate any of its obligations under this Agreement to any person or entity who purchases Zap.Com, a controlling interest in Zap.Com or any portion of Zap.Com's business which uses the License or any wholly-owned subsidiary of Licensee. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns.

12.2 Waiver and Amendment. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

12.3 Governing Law. This Agreement shall be governed by the laws of the State of New York, USA, excluding conflict of laws provisions.

12.4 Notices. All notices, demands or consents required or permitted under this Agreement shall be in writing. Notice shall be considered effective on the earlier of actual receipt or (a) the day following transmission if sent by facsimile followed by written confirmation by registered overnight carrier or certified United States mail; or (b) one (1) day after posting when sent by registered private overnight carrier (e.g., DHL, Federal Express, etc.); or (c) five (5) days after posting when sent by certified United States mail. Notice shall be sent to the DoubleClick at the addresses set forth on the first page of this Agreement and to Licensee at the address set forth on Exhibit A, or at such other address as shall be given by either party to the other in writing. Notices to DoubleClick shall be addressed to the attention of Contracts Administrator.

12.5 Independent Contractors. The parties are independent contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

12.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

12.7 Complete Understanding. This Agreement, including all Exhibits attached hereto, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement.

12.8 Force Majeure. Neither party shall be liable to the other party for any failure or delay in performance caused by reasons beyond its reasonable control.

12.9 Purchase Orders. This Agreement shall control Licensee's use of the Software. All different or additional terms or conditions in any Licensee purchase order or similar document shall be null and void.

12.10 Execution. The parties have shown their acceptance of this Agreement by causing it to be executed below by their duly authorized representatives. This agreement may be executed in counterparts which together shall constitute one agreement, and each party agrees that a copy of a counterpart executed by it and sent to the other by any method including without limitation facsimile shall constitute acceptance of this Agreement.

DOUBLECLICK

Signature: ________________________________

Printed Name: _____________________________

Title: ____________________________________

Date Signed: ______________________________

LICENSEE:

Signature:  _______________________________

Printed Name:______________________________

Title:  ___________________________________

Date Signed: _______________________________

                                    EXHIBIT A


         LICENSEE:






         ADSERVER SOFTWARE LICENSED COMPONENTS:

         Program Components Description:

         The ad manager component contains the user interface and management database and the adserver network is a server application responsible for delivering advertisements remotely, and the ad client network component is the technology that integrates with server software to receive ads from the ad server. The AdConsole component serves as a report publishing platform to advertisers and agencies.



           Program Component                    Licensed Number of Copies
           -----------------                    -------------------------
               AdManager                                    1

            AdServer Network                                4

            AdClient Network                                2

               AdConsole                                    1

               AdInsight                                    1

          External Site License                            100+

              GeoTargeting                                 1yr

           ACM (Fast Look-up)                               1

           Gold Support 24x7                      See Support schedule 1


*Licensee shall have the right to copy the AdServer for AdInsight (reporting) purposes. This additional copy of AdServer shall not be used for additional adserving capability.
SureStart Deployment

         **Plus related travel expenses

PACKAGE PRICE:

Payment Terms:

 Payment is due _______ from the Effective Date

                   SOFTWARE MAINTENANCE AND SUPPORT AGREEMENT

                                     BETWEEN

                                DOUBLECLICK, INC.

                                       and

                               ZAP.COM CORPORATION

         DoubleClick, Inc. ("DoubleClick") has granted Zap.Com Corporation ("Licensee") a license to certain software in accordance with a DoubleClick Adserver Network License Agreement dated December 23, 1999 (the "License Agreement"). Licensee wishes to obtain maintenance and support of such software pursuant to this Agreement.

                                    SECTION 1
                                   DEFINITIONS

1.1 "Product(s)" means the software programs licensed to Licensee pursuant to the License Agreement together with any Updates and Upgrades furnished by DoubleClick to Licensee under this Agreement and any modifications to the Products furnished to Licensee under the product warranty in the License Agreement.

1.2 "Updates" means a software Product release containing error corrections and minor enhancements, in object code form, which is made commercially available by DoubleClick and generally indicated by a change in the revision number in the tenths or hundredths digit to the right of the decimal point (e.g., a change from version x.xx to x.xy or x.yx) and any corrections and updates to the associated documentation.

1.3 "Upgrades" means a software Product release containing significant functional enhancements and feature additions of the Software, in object code form, which is made commercially available by DoubleClick and generally indicated by a change in the revision number to the left of the decimal point (i.e., 4.00).


                                    SECTION 2
                                TECHNICAL SUPPORT

2.1 Support. DoubleClick will provide Licensee with technical support ("Support") during the hours indicated on the attached Schedule 1. Support will be provided by at least one of the following methods: telephone, email, World Wide Web, or fax. DoubleClick, at its sole discretion, will choose which method(s) it uses to provide support to Licensee. Support will include:

         (a) assistance related to questions on the installation and operational use of the Product(s);

         (b) assistance in identifying and verifying the causes of suspected errors in the Products(s);

         (c) providing workarounds for identified Product errors or malfunctions as set forth in sections 2.2 and 2.3 below; and

         (d) support provided under DoubleClick's policies set forth on Schedule 2 attached hereto.

         Licensee will designate the number of persons set forth in Schedule 1 to act as support liaisons to utilize the support and will ensure that such person will be properly trained in the operation and usage of the Products. Upon request, Licensee will allow the use of on-line diagnostics of the Products during error diagnosis.

2.2 Error Corrections. Upon DoubleClick's receipt of written notification from Licensee that there is any defect or error in the Products, DoubleClick shall use commercially reasonable efforts to reproduce such defect or error as soon as reasonably practicable. If DoubleClick is so able to reproduce such defect or error, then DoubleClick shall provide commercially reasonable assistance to correct such defect or error according to the timeframes set forth in Schedule 2. DoubleClick shall have no obligation to correct all errors in the Product other than as set forth herein. Upon identification of any error, Licensee shall notify DoubleClick of such error and shall provide DoubleClick with enough information to reproduce the error. Forthwith upon such correction being completed DoubleClick shall deliver to Licensee documentation describing generally the nature of the correction and providing instructions for the proper use of the corrected version of the Products.

2.3 Error Corrections. DoubleClick shall not be responsible for correcting any errors on the Product that are not reproduceable by either party or errors to the extent caused by: (i) Licensee's failure to implement all Updates issued under this Agreement; (ii) changes to the operating system or environment not supported by DoubleClick which adversely affect the Product (it being understood that DoubleClick is not, as of the date of this Agreement, supporting any operating system or environment); (iii) any alterations of or additions to the Product made by parties other than DoubleClick or other parties expressly consented in writing by DoubleClick; (iv) use of the Product in a manner for which it was not designed; (v) interconnection of the Product with other software that does not meet the specifications for the Products contained in the Products' documentation or (vi) use of the Product on an unsupported platform.

2.4 On-site Training and Support. Upon request, and provided that Licensee is current with fees due under this Agreement, DoubleClick will provide training for Licensee's administrators and trainers and/or direct support at Licensee's site at DoubleClick's then applicable standard training rates and charges.

2.5 Versions Supported. DoubleClick shall be obligated to support the then current production version of the Product and the immediately prior release for a period of three (3) months after such new release. Support for any earlier versions or for errors not covered under this Agreement may be obtained at DoubleClick's then current rates.

                                    SECTION 3
                            MAINTENANCE SUBSCRIPTION

3.1 DoubleClick will provide each Update and Upgrade to Licensee promptly after they become available when and as they become available ("Subscription"). In reasonable time prior to the delivery of a new release, DoubleClick shall make available to Licensee all amendments to the Software's specification which shall describe the facilities and functions of the new release. Licensee may acquire additional copies of the documentation at DoubleClick's then current standard rates.

3.2 DoubleClick agrees to make available to Licensee the option to enroll as a registrant under its Source Code Escrow Agreement. The conditions for release of source code shall be limited to (i) DoubleClick's material breach of its obligations under this Software Maintenance and Support Agreement which remains uncured for thirty (30) days after DoubleClick's receipt of notice to cure or if not capable of being cured within such thirty (30) day period, DoubleClick fails to begin to cure or fails to continue to diligently pursue cure within such thirty (30) day period; (ii) DoubleClick ceases to do business in the ordinary course for a period of sixty (60) days or more; or (iii) the institution by or against DoubleClick of bankruptcy proceedings for total liquidation which are not dismissed within sixty (60) days or if this Agreement is rejected in a bankruptcy proceeding. In the event of release of source code from the escrow, Licensee shall have the right to correct errors in and make modifications to the Product for internal use consistent with the license granted in the License Agreement. Licensee shall be responsible for all associated escrow fees.

                                    SECTION 4
                                      FEES

4.1 Support and Subscription Fees. For DoubleClick technical Support services covered by Section 2 of this Agreement, Licensee shall pay to DoubleClick in advance the annual technical Support fee in the amount set forth in Schedule 1 for the first year following the earlier of: (a) the date that Licensee requests Support to commence; or (b) March 30, 2000 (such period and each successive one
(1) year period, an "Annual Period"). Licensee shall pay the applicable annual fees each year in advance of the beginning of each subsequent Annual Period as set forth in Schedule 1. For DoubleClick Subscription Service provided under
Section 3 of this Agreement, Licensee shall pay the applicable annual Subscription fee, as set forth in Schedule 1, at the beginning of each annual period. DoubleClick reserves the right to change the annual fees from time to time effective at the commencement of the next renewal term by giving Licensee at least sixty (60) days' prior written notice of such change and such increase shall be no greater than six percent (6%) over the immediate previous year's fees. DoubleClick reserves the right to charge Licensee a reinstatement fee to resume services if Licensee has not continuously maintained this Agreement in effect. Annual fees on any additional units licensed beyond the initial license will be prorated and billed at the time of the applicable license grant.

4.2 Payment. Any amount payable to DoubleClick under this Agreement will be due and payable within thirty (30) days after Licensee's receipt of DoubleClick's invoice therefor. All monetary amounts are specified and shall be paid in the lawful currency of the United States of America. Licensee shall pay all amounts due under this Agreement to DoubleClick at the address indicated at the beginning of this Agreement or such other location as DoubleClick designated in writing. Any amount not paid when due will bear interest at the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by applicable usury law, which is less, determined and compounded on a daily basis from the date due until the date paid.

4.3 Taxes. Unless otherwise specified, the fees, charges and other amounts specified in this Agreement do not include any sales, use, excise or other applicable taxes. Licensee will pay or reimburse DoubleClick for any and all such taxes (excluding any applicable federal and state taxes based on DoubleClick's income).


                                    SECTION 5
                                   TERMINATION

5.1 Term. The term of this Agreement shall begin as of the date of DoubleClick's signature below and continue for three (3) years thereafter, unless Licensee notifies DoubleClick of its intention to terminate this Agreement at least thirty (30) days prior to the effective date of the termination. In the event that DoubleClick terminates the License Agreement pursuant to Section 7.1 thereof, DoubleClick shall refund a pro rata portion of the support and subscription fees paid hereunder as provided in such Section 7.1.

5.2 Termination For Default. If either party defaults in the performance of or compliance with any of its material obligations under this Agreement, and such default has not been remedied or cured within thirty (30) days after written notice specifying the default or, if the nature of the default is such that more than thirty (30) days are required for the cure thereof, the defaulting party fails to commence its efforts to cure such breach or default within such thirty
(30) day period and to diligently prosecute the same to completion thereafter, then the nondefaulting party may terminate this Agreement in addition to its other rights and remedies under law.

5.3 Survival. Sections 4.2, 4.3, 5, 6 and 7 shall survive the termination of this Agreement.

                                    SECTION 6
                            LIMITATIONS OF LIABILITY

         LIMITATION. DOUBLECLICK'S LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT OR OTHERWISE; AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE, REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY OF DOUBLECLICK) UNDER THIS AGREEMENT WITH REGARD TO ANY PRODUCT, DOCUMENTATION, SERVICES OR OTHER ITEMS SUBJECT TO THIS AGREEMENT SHALL IN NO EVENT EXCEED THE TOTAL COMPENSATION PAID BY LICENSEE TO DOUBLECLICK UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                    SECTION 7
                                  MISCELLANEOUS

7.1 Assignment. Licensee may not assign any of its rights or delegate any of its obligations under this Agreement, whether by operation of law or otherwise, without the prior express written consent of DoubleClick, provided that Licensee may assign this entire Agreement to any person or entity who purchases Licensee, to a controlling interest in Licensee or to any wholly-owned subsidiary of Licensee. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns.

7.2 Waiver and Amendment. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

7.3 Governing Law. This Agreement shall be governed by the laws of the State of New York, excluding conflict of laws provisions.

7.4 Notices. All notices, demands or consents required or permitted under this Agreement shall be in writing. Notice shall be considered effective on the earlier of actual receipt or (a) the day following transmission if sent by facsimile followed by written confirmation by registered overnight carrier or certified United States mail; or (b) one (1) day after posting when sent by registered private overnight carrier (e.g., DHL, Federal Express, etc.); or (c) five (5) days after posting when sent by certified United States mail. Notice shall be sent to the parties at the addresses set forth on the first page of this Agreement or at such other address as shall be given by either party to the other in writing. Notices to DoubleClick shall be addressed to the attention of Contracts Administrator.

7.5 Independent Contractors. The parties are independent contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

7.6 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

7.7 Complete Understanding. The License Agreement and this Agreement, including all Exhibits attached thereto and hereto, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement and may only be modified or supplemented by a writing signed by both parties.

7.8 Excused Performance. Neither party will be liable for, or be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement (other than monetary obligations) as a result of an event of force majeure or any cause or condition beyond such party's reasonable control.

DOUBLECLICK

Signature:_____________________________

Printed Name:__________________________
Title:_________________________________

Date Signed:___________________________


Licensee:


Signature:_____________________________

Printed Name:__________________________

Title:_________________________________

Date Signed:___________________________

                                   SCHEDULE 1

[SUBJECT TO FURTHER REVIEW BY DOUBLECLICK]


SUPPORT HOURS:  AdService 24 (24 hours a day - 7 days a week)







SUPPORT CONTACTS: Please List 5:




FEES:


      Products           License Date             Annual Support Fee                 Annual Subscription Fee
      --------           ------------             ------------------                 -----------------------


Fees are payable annually in advance.

                                   SCHEDULE 2


-----------------------------------------------------------------------------------------------------------------------------------
Priority    Criteria                    Response target within     Resolution Target              Solution
                                        business hours
-----------------------------------------------------------------------------------------------------------------------------------
            Production/Development      1 hour                     24 hours- Workaround           Fix incorporated into next
            system down; Product                                   Engineering working            release, Fix or Workaround
1           unusable, resulting in                                 round the clock if a           incorporated into Knowledge
            total disruption/product                               patch is required.             Base*
            outage
-----------------------------------------------------------------------------------------------------------------------------------
2           Major feature/function      4 hours                    48 hours-Workaround            Fix incorporated into next
            failure: Operation                                     Engineering working            release, Fix or Workaround
            severely restricted, no                                round the clock if a           incorporated into Knowledge Base
            convenient Workaround                                  patch is required.
-----------------------------------------------------------------------------------------------------------------------------------
3           Minor feature/function      8 hours                    10 business                    Fix incorporated into next
            failure: Product does                                  days-Workaround Fix            release, Fix or Workaround
            not operate as designed,                               delivered in next release      incorporated into Knowledge Base
            minor impact on usage
-----------------------------------------------------------------------------------------------------------------------------------
4           Minor problem: i.e.,        8 hours                    Answer technical               Incorporated into Knowledge
            Documentation                                          information requests.          Base.
            information enhancement                                Forward other issues to
            request, etc.                                          appropriate group,
                                                                   (Sales/Marketing/Consulting)
-----------------------------------------------------------------------------------------------------------------------------------


*Knowledge Base: DataBase of solutions, frequently asked questions, and technical application notes.